LICENSE AND ROYALTY AGREEMENT

     This Agreement is entered into effective the 31st day of January, 2006, by and between Rothschild Trust Holdings, LLC, a private limited liability company organized and in good standing pursuant to the laws of the state of Florida (herein referred to as the "Licensor" or "Trust"), and Connected Media Technologies, Inc., a corporation organized and in good standing pursuant to the laws of the State of Delaware, (herein referred to as "Licensee" or "CMT").

WITNESSETH:

     WHEREAS, CMT is the owner of the certain patents and patents pending listed and described on Schedule A attached hereto (the "Intellectual Property"); and

     WHEREAS, CMT has transferred all rights, title and interest in the above mentioned Intellectual Property to the Trust, as evidenced by the Purchase and Sale Agreement dated as of the date hereof; and

     WHEREAS, Licensor is willing to grant to Licensee a twelve month right of election to choose to license and exploit the Intellectual Property under the terms and conditions set forth herein;

     WHEREAS, the parties hereby agree that the Agreement shall be replaced by a Long Form License and Royalty Agreement, upon the Licensee's exercise of the right of election, that shall expand upon the intentions of the parties;

     NOW, THEREFORE, in consideration of the premises, the agreements, covenants, promises and conditions contained herein, and in consideration of the monies and other consideration exchanged between the parties, the parties hereto agree as follows:

1. Right of Election. Licensor hereby grants to Licensee a right of election to license and exploit the Intellectual Property. Such right of election shall run for a period of twelve months from the date of this Agreement. If Licensee does not notify the Licensor in writing of its exercise of the right of election within the twelve month period, this Agreement shall expire and be deemed null and void.

2. Grant of Exclusive License. If Licensee notifies Licensor of its exercise of the right of election, Licensor shall grant a two year exclusive license for the use of the Intellectual Property to Licensee in an agreed upon field of use pursuant to a Long Form License and Royalty Agreement (the "Long Form Agreement") which shall be executed within 10 days of the date the notice was received by Licensor. The license shall only continue if the Licensee is exploiting the intellectual property. The definition and parameters of explotation to be further detailed in the Long Form Agreement. The Long Form Agreement will include the right for Licensee to use the Intellectual Property as well as the right to sub-license the Intellectual Property to third parties in an agreed upon field of use. "Sub licenses" to be as defined in the Long Form Agreement.

3. Renewal. The Long Form Agreement shall be automatically renewable at the end of the initial or any subsequent two year term for a successive two year if Licensee is actively exploiting the Intellectual Property. "Actively exploiting and performance quotas" to be defined in the Long Form Agreement

4. Upon execution of the Long Form Agreement, Licensor shall have the right to file and prosecute patent applications and/or trade marks covering the Intellectual Property and any improvements to the Intellectual Property in the patent offices authorized to issue patents within all or any portion of the world. Licensor will bear the cost of prosecuting such Intellectual Property, and Licensor will bear the cost of maintaining such Intellectual Property. Licensee shall make available to Licensor any information regarding the Intellectual Property within its possession.

5. Licensee shall provide reasonable assistance to Licensor in enforcement actions on the licensed Intellectual property. Upon recovery in any such enforcement actions, after attorney fees and applicable expenses, Licensor shall receive eighty five percent of the net recovery from the enforcement action and Licensee shall receive the remaining fifteen percent of the net recovery.

6. Royalties. Upon execution of the Long Form Agreement, Licensor shall receive royalties on the use of the Intellectual Property from the Licensee according to the following terms:

(a) From the gross receipts (as defined herein ), Licensee shall receive 90% percent of such gross receipts, out of which it will pay all reasonable costs of development, promotion and distribution, including the reasonable costs of sales, rental and preview prints, warehousing, shipping, advertising, brochures, mailings, billings, etc. Out of the balance of such gross receipts, amounting to 10% percent thereof and known as the "Licensor's Revenue", the Licensor will receive 100% percent of such Licensor's Revenue. The Licensor's Revenue shall be held in escrow pursuant to the terms of that certain Escrow Agreement between the parties and Montgomery Equity Partners, LP as of the date hereof (the "Escrow Agreement"). Gross receipts include all revenue derived from the Licensing of the Intellectual Property and/or the sale of solutions and products incorporating the Intellectual Property. Gross receipts do not include cost of goods for the products sold.

(b) Within 15 days following the end of each calendar quarter, Licensee will submit a written statement to the Licensor showing the business transacted from the use of the Intellectual Property during the period reported, and simultaneously remit to the Escrow Agent, as that term is defined in the Escrow Agreement, the amount due to the Licensor for such period. The Licensor and/or his authorized representative shall have the right to audit the records of Licensee relating to the use of the Intellectual Property. Upon notification by the Escrow Agent or applicable authority that the Escrow Agreement has terminated, the Licensee shall remit all royalties directly to the Licensor at the address then provided.

7. Licensor makes no representation or warranty, and expressly disclaims any liability with respect to the content of any Intellectual Property, including but not limited to errors or omissions contained therein, libel, infringement of rights of publicity, privacy, trademark rights, moral rights, or the disclosure of confidential information.

Except for the express warranties stated herein, the Intellectual Property is provided on an "as is" basis, and Licensor disclaims any and all other warranties, conditions, or representations (express, implied, oral or written), relating to the Intellectual Property or any part thereof, including, without limitation, any and all implied warranties of quality, performance, merchantability or fitness for a particular purpose.

8. Assignability. Licensee may not sell, transfer, convey or assign its interest in this Agreement without the prior written consent of the Licensor, which consent shall not be withheld unreasonably.

9. Amendments. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by both parties.

10. Waiver. Waiver of any provision herein shall not be deemed a waiver of any other provision herein, nor shall waiver of any breach of this Agreement be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

11. Enforcement. The substantive and procedural laws of the State of Florida applicable to agreements to be performed entirely in the State of New Jersey shall govern the validity, construction, interpretation, performance and enforcement of this Agreement. Licensor and Licensee hereby agree that any action and/or proceeding in connection with this Agreement shall only be brought in Monmouth County, New Jersey. In the event any action is commenced by either party hereto against the other in connection with this Agreement, the prevailing party shall be entitled to its costs and expenses including reasonable attorneys' fees.

12. Notices. All notices from Licensor to Licensee required or permitted by any provision of this Agreement shall be directed to Licensee as follows:

                  Connected Media Technologies, Inc.
                  80 SW 8th Street, Suite 2230
                  Miami, Florida  33130

All notices from Licensee to Licensor required or permitted by any provision of this Agreement shall be directed to Licensor as follows:

                  Rothschild Trust Holdings, LLC
                  19333 Collins Avenue #2501
                  Sunny Isles Beach, Florida 33160

All notices to be given hereunder by Licensor or Licensee shall be written either hand delivered, or sent by registered certified or express U.S. mail, or by telecopier addressed to the party to be notified at the address or telecopy number, as applicable, set forth above. Either party may, at any time, notify the other party in writing of a substitute address or telecopy number for that set forth above, and thereafter notices shall be directed to such substitute address or telecopy number. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received as evidenced by the return receipt of the registered or certified mail, the express mail delivery receipt or the telecopy confirmation, as the case may be.

13. Other Rights. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon either party any license or other right except the licenses and rights expressly granted hereunder to that party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                         ROTHSCHILD TRUST HOLDINGS, LLC,
                         "Licensor"

                         By: /s/ Leigh M.  Rothschild
                           -----------------------------
                                 Leigh M.  Rothschild
                                 Managing Member


                         CONNECTED MEDIA TECHNOLOGIES, INC.,
                         "Licensee"

                         By: /s/ Jeffrey Sass
                           -----------------------------
                                 Jeffrey Sass
                                 Chief Executive Officer